Exhibit 5.1

June 3, 2013

Ubiquiti Networks, Inc.

2580 Orchard Parkway

San Jose, CA 95131

Re:    8,855,000 Shares of Common Stock, $0.001 par value per share

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1, File No. 333-188692, filed by Ubiquiti Networks, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 filed with the SEC on May 24, 2013 and Amendment No. 2 being filed with the SEC on the date hereof (as so amended, the “Registration Statement”). The Registration Statement relates to the registration under the Securities Act of 8,855,000 shares of Common Stock, $0.001 par value per share (the “Shares”), of the Company. All of the 8,855,000 Shares may be offered and sold by the selling stockholders named in the Registration Statement, including the sale by a selling stockholder identified in the Registration Statement of 30,000 shares of Common Stock issuable upon the exercise of stock options (the “Stock Option Shares”). The Shares are to be sold pursuant to an underwriting agreement among the Company, the selling stockholders named therein and the Underwriters named therein, the form of which is being filed as Exhibit 1.1 to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the Company’s certificate of incorporation and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the resolutions adopted by the board of directors and shareholders relating to the Company’s Amended and Restated 2005 Equity Incentive Plan pursuant to which the Stock Option Shares will be issued. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and

Sidley Austin (CA) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

June 3, 2013

assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on the foregoing, we are of the opinion that:

1.	The Shares, excluding the Stock Option Shares, are validly issued, fully paid and non-assessable.

2.	The Stock Option Shares have been duly and validly authorized, and when issued and sold in accordance with the terms set forth in the applicable option agreement pursuant to which such Stock Option Shares are to be issued, will be validly issued, fully paid and non-assessable.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP